Exhibit 10.3
AMENDED AND RESTATED
TRAVEL + LEISURE CO.
NON-EMPLOYEE DIRECTORS
DEFERRED COMPENSATION PLAN
(AMENDED AND RESTATED AS OF MAY 20, 2025)
1.Purpose. The purpose of the Travel + Leisure Co. Non-Employee Directors Deferred Compensation Plan (the “Plan”) is to enable directors of Travel + Leisure Co., f/k/a Wyndham Worldwide Corporation, (the “Company”) who are not also employees of the Company to defer the receipt of certain compensation earned in their capacity as non-employee directors of the Company and to reflect the liabilities attributable to amounts deferred by its non-employee directors prior to the Company’s spinoff from Cendant Corporation (“Cendant”). The Plan is an unfunded deferred compensation plan that is intended to (a) comply with the American Jobs Creation Act of 2004 and new Internal Revenue Code Section 409A and the regulations and guidance thereunder and shall be interpreted accordingly and (b) be exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall become effective on the date that Cendant distributes Company common stock by way of a pro rata dividend to Cendant’s stockholders.
2.Eligibility. Directors of the Company who are not also employees of the Company or any of its subsidiaries (“Directors”) are eligible to participate in the Plan, subject to their election to defer eligible compensation as required hereunder.
3.Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall have the authority to adopt rules and regulations for carrying out the Plan’s intent and to interpret, construe and implement the provisions thereof. Determinations made by the Committee with respect to the Plan, any deferral made hereunder and any Director’s account shall be final and binding on all persons, including but not limited to the Company, each Director participating in the Plan and such Director’s beneficiaries.
4.Deferral of Fees. Subject to such rules and procedures that the Committee may establish from time to time and subject to any determinations of the Company to pay compensation to Directors from time to time, Directors may elect to defer under the Plan all or a portion of their annual retainer fees, as well as such other fees, stipends and payments determined by the Company to be eligible for deferral from time to time (such cash compensation, collectively, “Fees”).
(i)Current Directors. A Director who is serving on the Board of Directors of the Company (the “Board”) on the date this Plan becomes effective may elect to become a participant in the Plan by electing, within thirty (30) days of the adoption of this Plan, to defer his or her Director Fees. No election shall be necessary to effectuate the deferral of Fees which the Company requires to be deferred hereunder.

121553261.2

(ii)New Directors. Each individual who first becomes a Director on or after the 30th day following the date this Plan becomes effective may elect to become a participant in the Plan by electing, within thirty (30) days of the effective date of his or her appointment or election to the Board, to make deferrals under the Plan. No election shall be necessary to effectuate the deferral of Fees which the Company requires to be deferred hereunder.
(iii)Effect of Election. An election under this Section 4 shall be effective only with respect to Director Fees earned after the effective date of the election. A Director may elect to become a participant (or to continue or reinstate his or her active participation) in the Plan for any subsequent plan year by electing, no later than December 31 of the immediately preceding plan year, to make deferrals under the Plan. Once a Director has elected to defer any portion of the Director Fees, the election may not be revoked and shall continue in force for the remainder of the Director’s service as a member of the Board of Directors of the Company; provided, however, that a Director may, no later than 60 days prior to the beginning of any calendar year, revoke his or her deferral election with respect to the entirety of such calendar year.
5.Form of Deferral. The Company shall establish a separate deferred compensation account on its books in the name of each Director who has elected to participate in the Plan. A number of Restricted Stock Units (as defined in the Company’s 2006 Equity and Incentive Plan or a successor plan) (the “Stock Plan”), payable in shares of Company common stock, par value $0.01 per share (“Company Stock”) shall be credited to each such Director’s account as of each date (a “Deferral Date”) on which amounts deferred under the Plan would otherwise have been paid to such Director. The Restricted Stock Units credited to a participating Director’s account under the Plan shall be issued under the Stock Plan. The number of Restricted Stock Units credited to a Director’s account as of each Deferral Date shall be calculated by dividing by the amount so deferred by the Fair Market Value (as defined in the Stock Plan) of a share of Company Stock as of such Deferral Date. The Restricted Stock Units so credited shall be immediately vested and non-forfeitable and shall become payable as set forth in Section 9. Except as set forth herein, the terms and conditions of the Restricted Stock Units credited to Directors’ accounts under the Plan shall be governed by the Stock Plan, including, but not limited to, the equitable adjustment provisions set forth in Section 5 thereof.
6.Prior Deferred Amounts. The Company has assumed deferred compensation obligations under the Cendant Corporation 1999 Non-Employee Deferred Compensation Plan (“Assumed Amounts”) with respect to Directors who previously served as non-employee Directors of Cendant Corporation and whose accounts were not distributed in connection with such director ceasing to be a director of Cendant. Except as provided herein, Assumed Amounts credited to Accounts hereunder shall remain subject to the same terms and conditions as were applicable to such amounts under the terms of the Cendant Plan and any applicable Director election, including any election made pursuant to the First Amendment to the Cendant Plan. In connection with the plan to separate the Company into four independent publicly-traded companies, Directors will be credited with Restricted Stock Units relating to the Company, and units relating to common stock of Cendant Corporation, Realogy Corporation and/or Travelport

121553261.2

Inc. (such stock, the “Other Common Stock”). Directors may elect, pursuant to rules and procedures prescribed by the Committee, to reallocate Assumed Amounts out of investments relating to Other Common Stock, and into investments relating to Company Common Stock; provided that, once a Director reallocates Assumed Amounts out of the investments relating to Other Common Stock, the Director may not subsequently reallocate such prior amounts into investments relating to Other Common Stock. Directors may also elect, pursuant to rules and procedures prescribed by the Committee, to reallocate Assumed Amounts out of units relating to Other Common Stock and into other investment funds designated by the Committee and set forth in Appendix A hereto (“Other Funds”); provided, however, that Restricted Stock Units relating to the Company may not be reallocated to Other Funds, and, provided further, that, once a Director reallocates Assumed Amounts out of the units relating to Other Common Stock, the Director may not subsequently reallocate such prior amounts into investments relating to Other Common Stock. Any Restricted Stock Units relating to common stock, par value $0.01 per share, of Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) credited to a Director’s account shall be administered in accordance with the terms of the Plan applicable to Company Restricted Stock Units, and for purposes of Section 7, all such Wyndham Hotels Restricted Stock Units shall be credited with additional Wyndham Hotels Restricted Stock Units in respect of cash dividends and/or special dividends and distributions paid with respect to Wyndham Hotels common stock.
7.Dividend Equivalents. Additional Company Restricted Stock Units shall be credited to a Director’s account in respect of cash dividends and/or special dividends and distributions paid with respect to Company Stock and Other Company Stock. The number of Restricted Stock Units (in respect of the Company Stock) to be credited to a Director’s account under the Plan in respect of any such dividend or distribution (including dividends on Other Company Stock) shall equal the quotient obtained by dividing (a) the total value of the dividends and distributions received, by (b) the Fair Market Value of a share of Company Stock on the date of the Dividend. Such additional units shall be credited as of the dividend payment date.
8.Restrictions on Transfer. The right of a Director or that of any other person to the payment of deferred compensation or other benefits under the Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.
9.Payment of Accounts. On the date which is 200 days immediately following the date upon which a Director’s service as a member of the Company’s Board of Directors terminates for any reason, each Director (or his or her beneficiary) shall receive a one-time distribution of (i) Common Stock with respect to all Restricted Stock Units then credited to the Director’s account under the Plan, (ii) shares of Other Common Stock, if applicable, with respect to units relating to such Other Common Stock then credited to the Director’s Account under the Plan and (iii) cash equal to the balance attributable to Other Funds, if applicable payable upon such distribution shall equal the number of units credited to such Director’s account as of the date of such distribution, less applicable withholding. Fractional shares shall be paid in cash. Directors may be given the opportunity, as prescribed by the Committee, to change the timing and form (i.e., installments) of distribution of the amounts credited to the Director’s Accounts, provided, that:

121553261.2

(A)such subsequent election will not become effective until at least (12) months after the originally scheduled payment date set forth in this Section 9.
(B)such subsequent election must delay payment for at least five (5) years beyond the originally scheduled payment date; and
(C)such subsequent election is made at least (12) months before the originally scheduled payment date.
10.Unfunded Plan; Creditor’s Rights. The Plan is intended to be an “unfunded” plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. The obligation of the Company under the Plan is purely contractual and shall not be funded or secured in any way. A Director or any beneficiary shall have only the interest of an unsecured general creditor of the Company in respect of the Restricted Stock Units credited to such Director’s account under the Plan.
11.Successors in Interest. The obligations of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.
12.Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. The Company intends that transactions under the Plan shall be exempt under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, unless otherwise determined by the Company.
13.Termination and Amendment of the Plan. The Board of Directors of the Company may terminate the Plan at any time; provided, that termination of the Plan shall not adversely affect the rights of a Director or beneficiary thereof with respect to amounts previously deferred under the Plan without the consent of such Director and that of such Director’s beneficiary. The Board of Directors of the Company may amend the Plan at any time and from time to time; provided, however, that no such amendment shall adversely affect the rights of any Director or beneficiary thereof with respect to amounts previously deferred under the Plan. In all cases, the Plan shall be terminated in accordance with Code Section 409A.
14.Section 409A. Although the Company does not guarantee to the Director any particular tax treatment relating to the payments under the Plan, it is intended that such payments comply with, Section 409A of Internal Revenue Code and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”), and the Plan shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A.
(i)Installments. If under the Plan, an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

121553261.2

(ii)Separation from Service. A termination of service as a member of the Company’s Board of Directors shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of amounts or benefits subject to Code Section 409A unless such termination is also a “separation from service” as determined in accordance with Treasury Regulation Section 1.409A-1(h)(1) (“Separation from Service”) and, for purposes of any such provision of the Plan, references to a “resignation,” “removal,” “termination of service” or like terms shall mean Separation from Service.
(iii)Specified Employee. If a Participant is deemed on the date of termination of service to be a “specified employee”, within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology, then:
(A)With regard to any payment or any distribution of equity that constitutes “deferred compensation” subject to Code Section 409A, payable upon Separation from Service, such payment or distribution shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of Participant’s Separation from Service or (ii) the date of Participant’s death; and
(B)On the first day of the seventh month following the date of Participant’s Separation from Service or, if earlier, on the date of his death, (x) all payments or distributions delayed pursuant to this Section 14 (iii)(B) (whether they would otherwise have been payable in a single sum or in installments in the absence of such delay), shall be paid or reimbursed to the Director in a lump sum, and any remaining payments and benefits due under the Plan shall be paid or provided in accordance with the normal dates specified for them herein.

121553261.2

Appendix A – Other Funds

The “Other Funds” for purposes of the Plan shall be the investment funds (other than the Employer Stock Fund) made available under the Wyndham Worldwide Corporation Employee Savings Plan.

121553261.2